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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      Championship Auto Racing Teams, Inc.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                  38-3389456
               --------                                  ----------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

         5350 Lakeview Parkway South Drive, Indianapolis, Indiana 46268
         --------------------------------------------------------------
             (Address of principal executive offices, with zip code)


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                    Name of each exchange on which
        to be so registered                    each class is to be registered
        -------------------                    ------------------------------
Common Stock, $.01 par value per share         New York Stock Exchange

  Rights to Purchase Common Stock              New York Stock Exchange

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: __________(if applicable). [ ]

         Securities to be registered pursuant to Section 12(g) of the Act:

                                None
         ---------------------------------------------------------------
                                (Title of class)

             -------------------------------------------------------
                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

         ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Reference is hereby made to Registrant's Registration Statement on Form S-1 (file No. 333-43141), as filed with the Securities and Exchange Commission on December 23, 1997, as amended, and particularly to the descriptions of the Rights Agreement set forth under the caption "Description of Capital Stock--Rights Agreement" beginning on page 49 thereof. Such Registration Statement, as amended, is hereby incorporated by reference herein.

         The Rights Agreement has been amended and restated to modify the definition of "Acquiring Persons" to permit Gerald R. Forsythe and his Affiliates and Associates to acquire up to 3,664,782 Common Shares of the Company; provided that Mr. Forsythe complies with the terms and conditions of certain letter agreements with the Company dated September 11, 2002 and October 16, 2002, which restricts Mr. Forsythe's rights to vote on, and dispose of, Common Shares of the Company he beneficially owns in excess of 2,205,000, in a Strategic Transaction.

         ITEM 2. EXHIBITS.

         List below all exhibits filed as a part of the registration statement:

         The following exhibits are filed with this Registration Statement on Form 8-A pursuant to the requirements of Section 12(b) of the Securities Exchange Act of 1934:

         1. Rights Agreement, dated as of March 3, 1998, between Championship Auto Racing Teams, Inc. and Norwest Bank Minnesota, National Association, including the form of Rights Certificate (and form of assignment relating thereto) and the Summary of Rights attached thereto as Exhibits A and B, respectively, incorporated by reference to Exhibit 1 to the Form 8-A/A of the Company (file no. 1-13925).

         2. Amended and Restated Rights Agreement dated October 16, 2002 between Championship Auto Racing Teams, Inc. and Wells Fargo Minnesota, N.A., as Rights Agent, including Exhibits A, B and C (filed herewith).

         3. Registration Statement on Form S-1 dated December 23, 1997, filed with the Securities and Exchange Commission, as amended.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            CHAMPIONSHIP AUTO RACING TEAMS, INC.

 Date: November 18, 2002                    By:   /s/ Thomas L. Carter
                                                ----------------------
                                                   Thomas L. Carter
                                                   Chief Financial Officer